                                                                Exhibit 25(a)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to section 305(b)(2)


                               NATIONAL CITY BANK
              (Exact name of Trustee as specified in its charter)

                                   34-0420310
                      (I.R.S. Employer Identification No.)

1900 East Ninth Street
Cleveland, Ohio                          44114
(Address of principal executive         (zip code)
offices)

David L. Zoeller
Senior Vice President and General Counsel
National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114
(216) 575-9313
(Name, address and telephone number of agent for service)

                               ---------------

DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of obligor as specified in its charter)

        OHIO                          34-1723097
(State or other jurisdiction of     (I.R.S. Employer
incorporation or organization)    Identification No.)

34555 Chagrin Boulevard
Moreland Hills, Ohio 44022
(Address of principal (zip code)
executive offices)

Senior Debt Securities
(Title of Indenture securities)

GENERAL


1.   General information. Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C. The Federal Reserve Bank of Cleveland, Cleveland, Ohio Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          National City Bank is authorized to exercise corporate trust powers.


2. Affiliations with obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

          NONE

16.  List of exhibits

     (1) A copy of the Articles of Association of the Trustee. Incorporated herein by reference is Charter No.786 Merger No.1043 the Articles of Association of National City Bank, which Articles of Association were included as a part of Exhibit 1 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File No. 2-49786).

          Incorporated herein by reference is an amendment to the Articles of Association, which were included as Exhibit 1 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission on April 23,1996 (File No. 333-02761).

     (2) A copy of the certificate of authority of the Trustee to commence business:

          (a) a copy of the certificate of NCB National Bank to commence business.

          Incorporated herein by reference is a true and correct copy of the certificate issued by the Comptroller of the Currency under date of April 26, 1973, whereby NCB National Bank was authorized to commence the business of banking as a national banking association, which true copy of said Certificate was included as Exhibit 2(a) to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786)

          (b) a copy of the approval of the merger of The National City Bank of Cleveland into NCB National Bank under the charter of NCBNational Bank and under the title "National City Bank."

          Incorporated herein by reference is a true and corrected copy of the certificate issued by the Comptroller of the Currency under date of April 27, 1973, whereby The National City Bank of Cleveland was merged into NCB National Bank, which true copy of said certificate was included as Exhibit 2(b) to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786).

     (3) A copy of the authorization of the Trustee to exercise corporate trust powers.

          Incorporated herein by reference is a true and correct copy of the certificate dated April 13, 1973 issued by the Comptroller of the Currency whereby said National City Bank has been granted the right to exercise certain trust powers, which true copy of said certificate was included as Exhibit 3 to Form T-1 filing made by said National City Bank with the Securities and Exchange Commission in November 1973 (File 2-49786).

     (4)  A copy of existing By-Laws of the Trustee.

          Incorporated herein by reference is a true and correct copy of the National City Bank By-Laws as amended through January 1, 1993. This true copy of said By-Laws was included as Exhibit 4 to For T-1 filing made by National City Bank with the Securities and Exchange Commission in March, 1995 (File 22-26594).

     (5)  Not applicable.

     (6) Consent of the United States Institutional Trustee required by Section 321(b) of the Act.


                                    CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, and to the extent required thereby to enable it to act as an indenture trustee, National City Bank hereby consents as of the date hereof that reports of examinations of it by the Treasury Department, the Comptroller of the Currency, the Board of Governors of the Federal Reserve Banks, the Federal Deposit Insurance Corporation or of any other Federal or State authority having the right to examine National City Bank, may be furnished by similar authorities to the Securities and Exchange Commission upon request thereon.


                                             NATIONAL CITY BANK

                                             By /s/Janet A. Schwartz
                                               ----------------------
                                             Janet A. Schwartz
                                             Vice President


     (7) A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          Attached hereto as Exhibit 7 is the latest report of condition of National City Bank.

     (8)  Not applicable.

     (9)  Not applicable.

                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, National City Bank, a national banking association organized and existing under the laws of the United State of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, and State of Ohio, on the 20th day of May, 1996.


                                             NATIONAL CITY BANK

                                             By /s/Janet A. Schwartz
                                               ----------------------
                                             Janet A. Schwartz
                                             Vice President

                              REPORT OF CONDITION                                        EXHIBIT 7
                               NATIONAL CITY BANK                                        -------
                 (Including Domestic and Foreign Subsidiaries)

Of Cleveland, In the State of Ohio, at the close of business on March 31, 1996, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.

                                     ASSETS
                                                                                                            (In Thousands)
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin..................................................     $   510,965
   Interest-bearing balances...........................................................................           1,620
Securities:
   Held-to-maturity securities.........................................................................               0
   Available-for-sale securities.......................................................................       1,608,534
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge
   and Agreement subsidiaries, and in IBFs:
   Federal funds sold..................................................................................         969,335
   Securities purchased under agreements to resell.....................................................               0
Loans and lease financing receivables:
   Loans and leases, net of unearned income................................................  $6,572,236
   Less:  Allowance for loan and lease losses..............................................     108,643
   Loans and leases, net of unearned income and allowance..............................................       6,463,593
Assets held in trading accounts........................................................................             398
Premises and fixed assets (including capitalized leases)...............................................          94,935
Other real estate owned................................................................................           1,576
Customers' liability to this bank on acceptances outstanding...........................................          36,555
Intangible assets......................................................................................           1,202
Other assets...........................................................................................         421,154
                                                                                                            -----------
   TOTAL ASSETS........................................................................................     $10,109,867
                                                                                                            ===========
                                  LIABILITIES

Deposits:
   In domestic offices                                                                                      $  5,426,864
      Non-interest bearing.................................................................  $1,394,349
      Interest-bearing.....................................................................   4,032,515
   In foreign offices, Edge and Agreement subsidiaries, and IBFs.......................................         423,401
      Interest-bearing.....................................................................     423,401
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
   Agreement subsidiaries, and in IBFs:
   Federal Funds Purchased.............................................................................       1,186,454
   Securities sold under agreements to repurchase......................................................         762,059
Demand notes issued to the U.S. Treasury...............................................................          20,990
Trading Liabilities....................................................................................               0
Other borrowed money:
   With a remaining maturity of one year or less.......................................................         626,336
   With a remaining maturity of more than one year.....................................................         524,663
Bank's liability on acceptances executed and outstanding...............................................          36,555
Subordinated notes and debentures......................................................................         174,147
Other liabilities......................................................................................         290,045
                                                                                                            -----------
   TOTAL LIABILITIES...................................................................................       9,471,514
                                                                                                            -----------
                                 EQUITY CAPITAL

Common Stock...........................................................................................           7,436
Surplus................................................................................................          55,822
Undivided profits and capital reserves.................................................................         576,470
Net unrealized holding gains (losses) on available-for-sale securities.................................           (1375)
                                                                                                            -----------
   TOTAL EQUITY CAPITAL................................................................................         638,353
                                                                                                            -----------
   TOTAL LIABILITIES AND EQUITY CAPITAL................................................................     $10,109,867
                                                                                                            ===========


I, Gary M. Small, Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                      Gary M. Small

We, the undersigned directors attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                      William E. MacDonald, III
                                                      William R. Robertson